Exhibit 99.1

For Immediate Release

Contacts:   Dewey M. Moore, Jr.
            Chief Executive Officer
            Rushmore Financial Group, Inc.
            972-450-6000



        PRESS RELEASE: RushTrade Group Reports Fourth Quarter
        Revenue Up 576%, Share Trade Volume Up 144%

        [ 2004-01-13 ]

        RushTrade Group Reports Fourth Quarter Revenue Up 576%, Share Trade Volume Up 144%

        DALLAS, Jan. 13, 2004 (PRIMEZONE) -- Rushmore Financial Group, Inc., dba RushTrade(r) Group, (OTCBB:RFGI) announced today its trade volume report for the month of December and for the fourth quarter ending December 31, 2003. RushTrade Securities, Inc., the Company's broker/dealer subsidiary reports continued growth in Customer Accounts, Trade Volume, Customer Account Assets and Revenue.

        For the fourth quarter ending December 31, 2003, RushTrade Securities, Inc. reported total customer assets increased from $31,753,762 for the third quarter ending September 30, 2003 to $40,758,861 as of December 31, an increase of over 28%. The number of trades increased from 34,266 in the third quarter to 46,757 in the fourth quarter, an increase of 36%. Shares traded by customers through RushTrade increased from 57,573,996 in the third quarter to 140,867,540 in the fourth quarter, an increase of 144%.

        Revenue, for the fourth quarter ending December 31, 2003, from the RushTrade business unit increased $363,077 from $63,015 in the fourth quarter of 2002 to $ 426,092 in the fourth of 2003, an increase of 576%.

        RushTrade Securities, Inc. also reported that the number of customer accounts, with a year-end adjustment for closed accounts, grew from 1,001 as of September 30, to 1,315 as of December 31, 2003, an increase of over 31%. Approximately one-third of new accounts are subscribing to the RushTrade Direct Pro software.

        For the month of December 2003, RushTrade Securities, Inc. reported the total number of shares traded decreased from 54,738,776 in November to 47,055,892 in December and the number of trades processed increased from 14,746 in November to 16,311 in December, an increase of 10.6%.

        "RushTrade(R) Direct Pro Version 2.0 software products continues to gain traction in the marketplace. In 2003 RushTrade processed over 250,000 trades for more than 180 million shares traded with a market value of more than $2.3 Billion. Our marketing plan continues to gain momentum, our web traffic is increasing and demo requests are averaging over 140 per day," said Shawn McConnell, Director of Marketing for RushTrade Group

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        RushTrade Group and its RushTrade  Direct Pro software  product reports, news articles and other recent press releases can be accessed at http:// www.rushtrade.com/html/news_frameset.htm.

        About RushGroup

        RushGroup Technologies, Inc., the Company's financial technology development subsidiary, has developed and operates proprietary real-time portfolio management software products, order management systems, direct access trading software and data center. Utilizing a number of proprietary technologies and its exclusive Direct Access Routing Technology (DART(tm)), RushGroup offers real- time market data platforms and Direct Access Trading software products to meet the needs of active online investors, semi-professional traders and institutional portfolio managers and traders.

        About RushTrade

        RushTrade Securities, Inc, a wholly owned subsidiary of the Company and a fully disclosed introducing broker/dealer, member NASD and SIPC, offers securities and online brokerage services to its retail customers utilizing RushGroup's software products. RushTrade Securities, Inc. customer trades are cleared through and customer accounts are held at Penson Financial Services, Inc. RushTrade Securities, Inc. customer accounts are self-directed and RushTrade does not provide advice or make trade recommendations.

        The Company is headquartered in Dallas, Texas and its common stock is traded on the OTC.BB Market under the symbol "RFGI". For more information about RushTrade and the RushGroup products, please visit www.RushTrade.com.

        This press release includes statements that may constitute "forward-looking" statements, usually containing the word "believe", "estimate", "project", " expect" or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's product and services in the marketplace, competitive factors, changes in



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        regulatory  environments,  and other  risks  detailed  in the  Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company disclaims any obligation to update these statements for revisions or changes after the date of this release.

        For  further   information,   please   contact  D.  M.  Rusty  Moore  at
        (972) 450-6000

        CONTACT: D. M. Rusty Moore
              (972) 450-6000
          Dow Jones Newswires
          01-13-04 1015ET
        Copyright (C) 2004 Dow Jones & Company, Inc. All Rights Reserved.


















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